SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A
                                 Amendment No. 2


                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

  Date of Report:   November 1, 2005      Commission File No. 000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                                 (713) 266-4344
                               (Telephone number)


     This Amended Report on Form 8-K is being filed by the Registrant to include the Audited Financial Statements for the Registrant's third acquisition of interests in the Lindholm-Hanson Gas Unit; to add a Management's Discussion and Analysis of Financial Condition discussion to this Report regarding the acquisition of interests in the Lindholm-Hanson Gas Unit; to update the disclosure of the third acquisition in connection with the January 3, 2006 closing of such acquisition; to update our previous disclosures under Item 4.02; and to refer investors to our Form 8-K filed with the Commission on January 4, 2006 for updated disclosure regarding the transactions and agreements previously described under Item 8.01 Other Events, below.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On November 1, 2005, New Century Energy Corp. (the "Company," "we," "us"), entered into a Purchase and Sale Agreement ("Agreement") with Mr. Gerald W. Green, the "Seller." Pursuant to the Agreement, we agreed to purchase certain interests in and to certain oil and gas leases which are located within and adjacent to the Lindholm-Hanson Gas Unit in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas (the "Unit"), for $1,890,000, which we funded from our current cash flows and operations. The interests purchased total a 1.75% working interest and a 1.3125% net revenue interest in the leases (the "Interest"). On January 3, 2006, we closed the purchase of the Interest, and our total ownership of interests within the Lindholm-Hanson Gas Unit increased to a 15.20% working interest and a 12.2140% net revenue interest and our total ownership of the Lindholm fee #1 well, which is outside of the Unit includes a 12.10% working interest and an 8.9820% net revenue interest.

     The effective date of the sale of the Seller's Interest is October 1, 2005 (the "Effective Date"). The closing date for the purchase was November 22, 2005, but was subsequently extended to January 3, 2006, through an Amendment to Purchase and Sale Agreement dated November 2, 2005 (the "Amendment" and the "Closing"). The Amendment also provided that we would equally share the net revenue of the Interest with the Seller for the month of October 2005; provided that we would wire Seller a deposit in the amount of 10% of the purchase price of the Interest, which deposit is refundable to us only in the event that Seller does not have clear title to the Interest at the time of closing; that we will be responsible for all Approval for Expenditures ("AFE") on the new proposed Lindholm-Hanson #9 well, which is planned to spud within thirty days of the Amendment; that any monies paid by Seller in connection with the #9 well prior to October 1, 2005, will be repaid to Seller by us; that we will be responsible for all AFE charges from the date of the Amendment for the workover on the #4 well; and that Seller shall be refunded for all unused and prepaid expenses with U.S. Enercorp, Ltd. for drilling the #11 and Fee #1 wells.

    Additionally, under the Agreement, we agreed to assume all duties and obligations of the Seller, express and implied, with respect to the purchased Interest, including those arising under any lease, contract, agreement, document, permit, applicable law, statute or rule, regulation, or order of any governmental authority and defend, indemnify and hold Seller harmless from and pay or reimburse Seller for any and all claims in connection with the duties and obligations of Seller in connection with the ownership of the Interest, before or after the Effective Date, except (a) to the extent any such claim has been asserted against Seller prior to the Effective Date, (b) as set forth in the Agreement, or (c) any claim that is expressly assumed by Seller.

     We also agreed to defend, indemnify and hold Seller harmless from and pay or reimburse Seller for any and all claims for damage to the environment, environmental  cleanup,  remediation  or  compliance,  or  for any other relief, arising directly or indirectly from or incident to the use, occupation, operation, maintenance or abandonment of any of the Interest, or condition of the Interest, whether latent or patent, including without limitation, contamination of the property or premises with Naturally Occurring Radioactive Materials ("NORM"), whether such claim was caused by Seller's negligence or strict liability, whether in law or equity, excluding Seller, Seller's agents, employees or contracts gross negligence or willful misconduct.

     The Agreement called for certain assets to be excluded from the sale of the leases including:

     A) All minute books, tax returns, partnership documents of Seller and their business records not related to the purchased interests;

     B) All records that were (i) proprietary in nature, (ii) covered by the attorney-client privilege or work product doctrine, (iii) not readily severable from Seller's general records, or (iv) required by applicable law to be retained by Seller;

     C) All rights and claims arising, occurring, or existing in Seller prior to the Effective Date including, but not limited to, any and all contract rights, claims penalties, receivables, revenues, recoupment rights, rights of reimbursement, audit rights, recovery rights (excepting gas imbalances), accounting adjustments, mispayments, erroneous payments or other claims of any nature relating solely to any time period prior to the Effective Date; and

     D) Any claims, rights and interests of Seller or any of Seller's affiliates in and to any refunds of taxes or fees of any nature whatsoever which relate solely to and arise out of the period prior to the Effective Date.

     All production of oil, gas and other minerals from the Interest prior to the Effective Date and all proceeds from the sale of such production remained the property of the Seller under the Agreement. All such production upon and after the Effective Date and all proceeds from the sale thereof (other than the one-half the net revenue interest from the Interest granted to Seller pursuant to the Amendment) will be our property. We assumed all rights and/or liabilities of Seller arising from any gas imbalances affecting the Interest as of the Effective Date and thereafter.

     We paid Seller the $189,000 for the 10% deposit on the Interest on November 2, 2005 and paid the remaining $1,701,000 due to the Seller in connection with the purchase price of the Interest at the Closing. Additionally, at the closing and in accordance with the provisions of the Agreement, the Seller paid us the proceeds actually received by Seller and attributable to production during the period between the Effective Date and the Closing. At the time of Closing, we reimbursed Seller approximately $154,750 for drilling and development costs assumed by us and attributable to the ownership and operation of the purchased leases which were paid by Seller and incurred at or after the Effective Date.


MANAGEMENT'S  DISCUSSION  AND  ANALYSIS

     THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS CONTAINS FORWARD LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS SECTION REGARDING OUR FINANCIAL POSITION AND LIQUIDITY, STRATEGIC ALTERNATIVES, FUTURE CAPITAL NEEDS, BUSINESS STRATEGIES AND OTHER PLANS AND OBJECTIVES OF OUR MANAGEMENT FOR FUTURE OPERATIONS AND ACTIVITIES, ARE FORWARD LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON CERTAIN ASSUMPTIONS AND ANALYSES MADE BY OUR MANAGEMENT IN LIGHT OF ITS EXPERIENCE AND ITS PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, EXPECTED FUTURE DEVELOPMENTS AND OTHER FACTORS IT BELIEVES ARE APPROPRIATE UNDER THE CIRCUMSTANCES. SUCH FORWARD LOOKING STATEMENTS ARE SUBJECT TO UNCERTAINTIES THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS. SUCH UNCERTAINTIES INCLUDE BUT ARE NOT LIMITED TO: THE VOLATILITY OF THE OIL AND GAS INDUSTRY; CHANGES IN COMPETITIVE FACTORS AFFECTING OUR OPERATIONS; RISKS ASSOCIATED WITH THE ACQUISITION OF MATURE OIL AND GAS PROPERTIES, INCLUDING ESTIMATES OF RECOVERABLE RESERVES, FUTURE OIL AND GAS PRICES AND POTENTIAL ENVIRONMENTAL AND PLUGGING AND ABANDONMENT LIABILITIES; OUR DEPENDENCE ON KEY PERSONNEL AND CERTAIN CUSTOMERS; RISKS OF OUR GROWTH STRATEGY, INCLUDING THE INHERENT RISK IN ACQUIRING MATURE OIL AND GAS PROPERTIES; OPERATING HAZARDS, INCLUDING THE SIGNIFICANT POSSIBILITY OF ACCIDENTS RESULTING IN PERSONAL INJURY, PROPERTY DAMAGE OR ENVIRONMENTAL DAMAGE; THE EFFECT ON OUR PERFORMANCE OF REGULATORY PROGRAMS AND ENVIRONMENTAL MATTERS INCLUDING POLITICAL AND ECONOMIC UNCERTAINTIES. THESE AND OTHER UNCERTAINTIES RELATED TO OUR BUSINESS ARE DESCRIBED IN DETAIL IN OUR ANNUAL REPORT ON FORM 10-KSB/A FOR THE YEAR ENDED

DECEMBER 31, 2004. ALTHOUGH WE BELIEVE THAT THE EXPECTATION REFLECTED IN SUCH FORWARD LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO BE CORRECT. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY OF OUR FORWARD LOOKING STATEMENTS FOR ANY REASON.


                           RESULTS OF OPERATIONS

     We acquired a 1.75 percent working interest and a 1.3125 percent net revenue interest in certain pooled leases in the Lindholm-Hanson Gas Unit and Wells (the "Assets") on November 1, 2005, with an effective date of October 1, 2005. We have provided a discussion below of the results of operations for the period from January 1, 2005 through November 1, 2005, for the acquired Assets. The Lindholm- Hanson Gas Unit began producing in March 2004.

Results of Operations for the period from January 1, 2005 through November 1, 2005 (unaudited)
------------------------------------------------------------------------

     For the period from January 1, 2005 through November 1, 2005, total revenues consisted solely of natural gas sales was $902,247.

     The total costs and expenses were $264,991 for the period from January 1, 2005 through November 1, 2005, which included $108,815 of costs of production and $156,176 of depreciation and depletion.

     For the period from January 1, 2005 through November 1, 2005, net income was $637,256.

Results of Operations for the year ended December 31, 2004 (audited)
---------------------------------------------------------------------

     For the year ended December 31, 2004, revenues consisted solely of $520,378 of natural gas sales.

     Total costs and expenses for the year ended December 31, 2004 were $109,949, which included $57,317 of costs of production and $52,632 of depreciation and depletion.

     For the year ended December 31, 2004, net income was $410,429.

Liquidity and Capital Resources
-------------------------------

     Current assets as of November 1, 2005 were $381,751 which included $292,029 of accounts receivable and $89,722 of drilling advances. Total gas properties were $593,281 as of November 1, 2005, which included $802,089 of gas properties less accumulated depreciation and deletion of ($208,808). The gas properties (prior to adjustments for accumulated depreciation and depletion) included $481,956 of proved gas properties, $315,505 of wells and related equipment, and $4,628 of asset retirement obligation. Total assets as of November 1, 2005 were $975,032.

     Current liabilities were $70,467 as of November 1, 2005, and consisted solely of accounts payable. Total liabilities were $75,095 as of November 1, 2005 and included the $70,467 of current liabilities and $4,628 of asset retirement obligation.

     Net cash provided by operating activities was $663,113 for the period from January 1, 2005 through November 1, 2005, which included $637,256 of net income, $156,176 of depreciation and depletion, ($153,538) of accounts receivable, $39,272 in accounts payable and ($16,053) in drilling advances.

     Net cash used in investing activities was $391,978 for the period from January 1, 2005 through November 1, 2005, consisting solely of capital expenditures for gas properties.

     Net cash used in financing activities was ($271,135) for the period from January 1, 2005 through November 1, 2005, which consisted of $391,978 in owners' contributions and ($663,113) in owners' distributions.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     Effective November 1, 2005, we entered into the Purchase and Sale Agreement with the Seller, as described above, and agreed to pay the Seller an aggregate of $1,890,000, as described in greater detail above under "Item 2.01 Entry Into A Material Definitive Agreement."

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     The Company had previously reported in Item 4.02 in its original 8-K filing and amendment number 1 to this original 8-K filing, that on November 3, 2005, our Chief Executive Officer and Chief Financial Officer, Edward R. DeStefano concluded that the Company's unaudited financial statements for the three months ended March 31, 2005, which are included in the Company's Form 10-QSB for the three months ended March 31, 2005, filed with the Commission on May 16, 2005, and the Company's unaudited financial statements for the three and six months ended June 30, 2005, which are included in the Company's Form 10-QSB for the quarter ended June 30, 2005, filed with the Commission on August 22, 2005, could no longer be relied upon and that the Company's audited financial statements for the year ended December 31, 2004, which were included in its Form 10-KSB for the fiscal year ended December 31, 2004, which was filed with the Commission on March 31, 2005, could no longer be relied upon.

      In connection with the initial filing of a Registration Statement on Form SB-2 ("Form SB-2") on August 5, 2005, and in the customary course of SEC review of the Form SB-2 and other prior Company filings, the SEC issued a comment letter (the "Comment Letter") to the Company dated October 19, 2005. The Comment Letter included comments indicating that the Company's accounting for the secured convertible debt ("Convertible Note") was not in accordance with U.S. generally accepted accounting principles. Specifically, the Convertible Note was deemed to not meet the definition of a "conventional convertible note," and therefore, embedded derivatives included therein such as the Convertible Note feature, stock warrants and stock options issued to the lender, and certain other provisions, should have been accounted for as derivative liabilities and not initially recorded as beneficial conversion features within stockholders' equity.

     The Company is currently addressing the Comment Letter and has since filed its amended 2004 annual report on Form 10-KSB/A (filed with the Commission on December 7, 2005); and its amended 2005 first quarter report on Form 10-QSB/A (filed with the Commission on December 8, 2005), which contained restated financial information for the year ended December 31, 2004 and the quarter ended March 31, 2005, respectively. On December 2, 2005, the Company received another comment letter from the SEC, which revised in part, the previous guidance on accounting for the embedded derivatives on the Convertible Note. The Company utilized this revised guidance, together with the original guidance as still in effect, and filed its amended 2005 second quarter report on Form 10-QSB/A (filed with the Commission on December 20, 2005). On December 20, 2005, the Company filed its report on Form 10-QSB for the quarter ended September 30, 2005. On December 30, 2005, the Company filed a Form RW announcing its withdrawal of its Registration Statement on Form SB-2, so that it can address all prior SEC Comment Letters prior to moving forward. The Company is currently finalizing its formal response on all prior Comment Letters for submission to the SEC.

     The Company believes that the restatements will be a one time occurrence and that moving forward its Controls and Procedures will once again be effective as the Company has received guidance from the SEC regarding its asset retirement obligation, which has been added to its restated financial statements in connection with the estimated future cost of plugging and abandonment of our oil and gas properties at the estimated end of their oil and gas producing lives; the Laurus Master Fund, Ltd. convertible note accounting involved a highly complex transaction involving an "unconventional" convertible note, and the Company does not anticipate entering into any additional complex financing transactions involving derivatives in the future; the Company is utilizing the guidelines communicated to us by the Commission after various communications regarding accounting for derivatives; the Company has, as of the December 31, 2004 fiscal year end added a certified public accountant to its accounting staff as well as additional outside certified public accountants to manage and review the Company's accounting issues.

ITEM  8.01.  OTHER  EVENTS.

     We previously disclosed our November 4, 2005, Amendment Agreement with Laurus Master Fund, Ltd. ("Laurus") under this Item 8.01 "Other Events" in our Form 8-K filing, filed with the Commission on November 7, 2005, as well as Amendment No. 1 to this 8-K filing, filed with the Commission on December 6, 2005. As of the date of this Report, our Amendment Agreement with Laurus has been superseded by the Third Amendment Agreement entered into with Laurus on December 30, 2005, and the transactions related thereto, which are described in greater detail in our Report on Form 8-K filed with the Commission on January 4, 2006. As a result, the prior information regarding Laurus and our November 4, 2005 Amendment Agreement has been removed from this amended Form 8-K filing.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(A)  FINANCIAL  STATEMENTS  OF  THE  LINDOLM-HANSON  GAS  UNIT  ACQUISITION

             Report  of  Independent  Registered  Public  Accounting  Firm
              -------------------------------------------------------

To  the  Board  of  Directors  of
New  Century  Energy  Corp.  (formerly  Vertica  Software,  Inc.)

We have audited the accompanying balance sheet of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells (Third Acquisition) as of December 31, 2004, and the related statements of income and owners' net investment, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells (Third Acquisition) as of December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

On January 3, 2006, with an effective date of October 1, 2005, New Century Energy Corp.("New Century") acquired certain working interests, overriding royalty interests and term royalty interests, which together entitle New Century to a 1.75% working interest and a 1.3125% net revenue interest in production from the Lindholm-Hanson Gas Unit and Wells (Third Acquisition). On June 30, 2005, with an effective date of April 1, 2005 (First Acquisition), and on September 19, 2005, with an effective date of July 1, 2005 (Second Acquisition), New Century acquired certain working interests, overriding royalty interests and term royalty interests, which together with the Third acquisition entitle New Century to a 15.20% working interest and a 12.2140% net revenue interest in this field.

HELIN,  DONOVAN,  TRUBEE  &  WILKINSON,  LLP

/s/ Helin, Donovan, Trubee & Wilkinson
--------------------------------------------
Houston,  Texas
January  10,  2005

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                 Acquired Mineral Interests of the Lindholm-Hanson
                      Gas Unit and Wells (Third Acquisition)
                                   Balance Sheets
                November 1, 2005 (unaudited) and December 31, 2004

                                                         November 1,    December31,
                                                            2005           2004
ASSETS                                                   <unaudited>
Current assets:
  Accounts receivable                                   $   292,029    $   138,491
  Drilling advances                                          89,722         98,168
                                                        -----------    -----------
     Total current assets                                   381,751        236,659
                                                        -----------    -----------

Gas properties                                              802,089        408,235
  Less: Accumulated depreciation
        and depletion                                      (208,808)      (52,632)
                                                        -----------    -----------
     Total gas properties                                   593,281        355,603
                                                        -----------    -----------

Total assets                                            $   975,032    $   592,262
                                                        ===========    ===========

LIABILITIES AND OWNERS' NET INVESTMENT

Current liabilities

  Accounts payable                                      $    70,467    $    55,694
                                                        -----------    -----------
Asset retirement obligation                                   4,628          2,752
                                                        -----------    -----------
Total liabilities                                            75,095         58,446
                                                        -----------    -----------
Contingencies <Note 4>                                            -              -
                                                        -----------    -----------
Owners' net investment                                      899,937        533,816
                                                        -----------    -----------
Total liabilities and owners' net investment            $   975,032    $   592,262
                                                        ===========    ===========

                   See accompanying Notes to Financial Statements
                 and Report of Independent Registered Public Accounting Firm

                            NEW  CENTURY  ENERGY  CORP.
                        (formerly  Vertica  Software,  Inc.)
                   Acquired Mineral Interests of the Lindholm-Hanson
                         Gas Unit and Wells (Third Acquisition)
                   Statements of Income and Owners' Net Investment
       For the period from January 1, 2005 through November 1, 2005 (unaudited)
                  And for the years ended December 31,2004 and 2003


                                 November 1,        December 31,       December 31,
                                     2005              2004               2003
                                 <unaudited>
Revenues:
     Natural gas sales            $  902,247        $  520,378         $        0
                                  ----------        ----------          ----------
        Total revenues               902,247           520,378                  0
                                  ----------        ----------          ----------
Costs and expenses:

     Costs of production             108,815            57,317                  0
     Depreciation and depletion      156,176            52,632                  0
                                  ----------        ----------          ----------
        Total costs and expenses     264,991           109,949                  0
                                  ----------        ----------          ----------
Net income                           637,256           410,429                  0

Owners' net investment:

Balance, beginning of period         533,816            17,473                  0
     Owners' contributions           391,978           388,010             17,473
     Owners' distributions        (  663,113)       (  282,096)                 0
                                  ----------        ----------         -----------
Balance, end of period            $  899,937        $  533,816         $   17,473
                                  ==========        ==========         ===========

                   See accompanying Notes to Financial Statements
                 and Report of Independent Registered Public Accounting Firm

                            NEW  CENTURY  ENERGY  CORP.
                        (formerly  Vertica  Software,  Inc.)
                    Acquired Mineral Interests of the Lindholm-Hanson
                       Gas Unit and Wells (Third Acquisition)
                               Statements of Cash Flows
       For the period from January 1, 2005 through November 1, 2005 (unaudited)
          And for the years ended December 31, 2004 and December 31, 2003

                                           November 1,    December 31,  December 31,
                                               2005           2004          2003
                                           <unaudited>
Cash flows from operating activities:
  Net income                                $  637,256    $  410,429    $         0
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and depletion                   156,176        52,632              0
  Changes in:
    Accounts receivable                       (153,538)     (138,491)             0
    Accounts payable                            39,272        55,694              0
    Drilling advances                          (16,053)      (98,168)             0
                                            ----------     ----------    ----------
Net cash provided by operating activities      663,113       282,096              0
                                            ----------     ----------    ----------
Cash flows from investing activities:
  Capital expenditures for gas properties   (  391,978)   (  388,010)      (17,473)
                                            ----------     ----------    ----------
Net cash used in investing activities       (  391,978)   (  388,010)      (17,473)
                                            ----------     ----------    ----------

Cash flow from financing activities:
  Owners' contributions                        391,978       388,010         17,473
  Owners' distributions                     (  663,113)   (  282,096)             0
                                           ----------     ----------    -----------
Net cash provided by (used in)
  financing activities                      (  271,135)      105,914         17,473
                                           ----------     ----------    -----------

Net change in cash                                   0             0              0
Cash, beginning of period                            0             0              0
                                            ----------    ----------    -----------
Cash, end of period                         $        0    $        0    $         0
                                            ==========    ==========    ===========

                   See accompanying Notes to Financial Statements
                 and Report of Independent Registered Public Accounting Firm

                           NEW  CENTURY  ENERGY  CORP.
                      (formerly  Vertica  Software,  Inc.)
                 Acquired Mineral Interests of the Lindholm-Hanson
                       Gas Unit and Wells (Third Acquisition)
                          Notes to Financial Statements
                           December 31, 2004 and 2003

NOTE  1  -  SIGNIFICANT  ACCOUNTING  POLICIES

     Nature  of  Business  and  Basis  of  Presentation

     On January 3, 2006, New Century Energy Corp. ("New Century") acquired a 1.75% working interest and a 1.3125% net revenue interest in the Lindholm-Hanson Gas Unit and Wells ("L-H Gas Unit") (Third Acquisition) in the Wishbone Field in McMullen County, Texas located 80 miles south of San Antonio, Texas. The primary reason for the Third Acquisition was to add to New Century's base of "Proved" reserves as well as generate future cash flows. The Third Acquisition increased New Century's working interest and net revenue interest in production from the L-H Gas Unit to a 15.20% working interest and a 12.2140% net revenue interest, respectively. The effective date of the Third Acquisition was October 1, 2005, with net revenues for October 2005 split equally between New Century and the seller of the property, and the cost of the acquired interests was $1,890,000. The L-H Gas Unit is engaged primarily in the exploration for, and acquisition, development, and production of, natural gas. The L-H Gas Unit sells its gas production primarily to domestic pipelines and refineries. The operator of the L-H Gas Unit is U.S. Enercorp, Ltd.

     The accompanying financial statements are presented using the accrual basis of accounting and are derived from the historical accounting records of Gerald
W. Green, the seller of the property. These financial statements have been prepared on a carve-out basis to include the historical financial position, results of operations and cash flows applicable to the L-H Gas Unit (Third Acquisition). Accordingly, Owners' Net Investment is presented in the place of Stockholders' Equity.

     The accompanying schedules include allocations of certain corporate services provided by Hanson Resources, Inc.'s management, including finance, legal, information systems, and human resources and fixed overhead, totaling $1,138, $855, and $0 for the period from January 1, 2005 through November 1, 2005 ("the Period Ended November 1, 2005"), and the years ended December 31, 2004 and 2003, respectively. These allocations are included in the Costs of Production caption in the accompanying schedules. New Century does not anticipate increasing personnel or acquiring new systems in connection with this acquisition.

     The accompanying unaudited financial statements of the L-H Gas Unit (Third Acquisition) as of November 1, 2005, the date at which the Third Acquisition became probable are presented on the same basis as the audited financial statements, and contain all adjustments, which in the opinion of management are necessary for a fair presentation of the results for the interim period. Results for the interim period are not necessarily indicative of results for the full year.

     On June 30, 2005, with an effective date of April 1, 2005 (First Acquisition), and on September 19, 2005, with an effective date of July 1, 2005 (Second Acquisition), New Century acquired certain working interests, overriding royalty interests and term royalty interests, which together entitled New Century to a 13.45% working interest and a 10.9015% net revenue interest in production from the L-H Gas Unit. Historical audited financial statements of the L-H Gas Unit (First Acquisition) may be found in New Century's Amendment No. 2 to Form 8-K/A filed with the Securities and Exchange Commission on September 16, 2005. Historical audited financial statements of the L-H Gas Unit (Second Acquisition) may be found in New Century's Amendment No. 1 to Form 8-K/A filed with the Securities and Exchange Commission on December 5, 2005.

     Accounting  Estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash  and  Cash  Equivalents

     The L-H Gas Unit does not maintain its own bank account and accordingly, all cash receipts and disbursements flow through the Owner's Net Investment account in the accompanying financial statements.

     Revenue  Recognition

     Revenues from the sale of natural gas are recorded upon the passage of title, which generally occurs upon shipment of the natural gas to the pipeline company. The L-H Gas Unit also includes royalties in its revenue when the total monthly volume of gas sales has been determined.

     Receivables

     Trade receivables are recorded in the balance sheet at their outstanding balances adjusted for an allowance for doubtful accounts, as considered necessary. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each customer. Receivable balances are charged off in the period in which they are considered uncollectible by management. Recoveries of receivables previously charged off are recorded as income when received. No allowance for doubtful accounts was considered necessary as of November 1, 2005 and December 31, 2004.

     Drilling  Advances

     Drilling advances are recorded in the balance sheet when the operator of the unit receives advances for future drilling and completion costs in regards to the development of a specific well. The drilling advances are released over time as the development and costs occur.

     Gas  Properties

     The L-H Gas Unit uses the successful efforts method of accounting for its gas producing activities. Costs to acquire mineral interests in gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

     Unproved gas properties are periodically assessed, in the aggregate, for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing gas properties are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

     Upon the sale or retirement of gas properties, the cost and related accumulated depreciation and depletion are eliminated from the property accounts and the resultant gain or loss is recognized.

     Payables

     Trade payables are recorded in the balance sheet at their outstanding balances. Payable balances consist of leasehold costs, intangible drilling costs, equipment costs, intangible completion costs and lease operating expenses incurred but unpaid. The payables are released as they are offset against the related month's receipts.

     Asset Retirement Obligation

     The fair value of the asset retirement obligation is recognized in the period in which the liability is incurred if a reasonable estimate of fair value can be made. Asset retirement obligations primarily relate to the future abandonment of gas producing facilities. Asset retirement obligations include costs to dismantle and relocate wells and related structures, and restoration costs of land, including those leased. Depreciation of capitalized asset retirement cost and accretion of the asset retirement obligation are recorded over time. The depreciation on the capitalized asset will be determined on a unit-of-production basis, while the accretion of the liability will be recognized over the life of the producing assets.

     Income  Taxes

     As the L-H Gas Unit does not represent a separate legal and taxable entity, no income taxes have been provided in the accompanying financial statements.

     Risks  and  Uncertainties

     The L-H Gas Unit operator in McMullen County, Texas, and its business is subject to varying degrees of risk and uncertainties.

NOTE  2  -  GAS  PROPERTIES

     The L-H Gas Unit is comprised of the following gas properties:

                                                       November 1,     December 31,
                                                           2005           2004
                                                       <unaudited>
Property
  Proved gas properties                                $  481,956     $  258,177
  Wells and related equipment                             315,505        147,306
  Asset retirement obligation                               4,628          2,752
                                                       ----------      ---------
                                                          802,089        408,235
  Less: Accumulated depreciation
        and depletion                                    (208,808)      ( 52,632)
                                                       ----------      ---------
Gas properties, net                                    $  593,281     $  355,603
                                                        =========      =========

     There are no impairments of gas properties at November 1, 2005 or December 31, 2004.

     Costs incurred in oil and gas property acquisition and development activities during the period from January 1, 2005 through November 1, 2005, and the year ended December 31, 2004 were as follows:

Property acquisition costs:                           2005               2004
Proved                                             $   1,173         $   1,605
                                                   =========         =========
Development costs                                  $ 222,606         $ 241,589
                                                   =========         =========

NOTE  3  -  RESERVE  INFORMATION  <unaudited>

     The following estimates of proved and proved developed reserve quantities and related standardized measure of discounted net cash flows are estimates only, and do not purport to reflect realizable values or fair market values of the L-H Gas Unit's (Third Acquisition) reserves. Management of the L-H Gas Unit emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the L-H Gas Unit (Third Acquisition) reserves are located in the United States.

     Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

     The proved and proved developed reserve quantities as of December 31, 2004 and the changes in those reserve quantities during the year ended December 31, 2004 are as follows:

                                                      Gas (Mcf)
                                                    -----------
                                                     December 31,
                                                         2004
Proved reserves:
     Beginning of period                              1,145,000
     Production                                        ( 93,000)
                                                      ---------
     End of period                                    1,052,000
                                                      =========

Proved developed reserves:
     Beginning of period                                716,000
                                                      =========
     End of period                                      623,000
                                                      =========

     The standardized measure of discounted future net cash flows is computed by applying period-end prices of gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved gas reserves, less estimated future expenditures (based on period-end costs) to be incurred in developing and producing the proved reserves, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows. The average price per MCF utilized was $9.00, consistent with the Second Acquisition. This is an increase from the $6.00 an MCF used for the First Acquisition.

     The standardized measures of discounted future net cash flows at December 31, 2004 were as follows:

                                                    December 31,
                                                        2004
Future cash inflows                                 $ 9,389,246
Future production costs                              (1,378,864)
Future development costs                             (  531,519)
                                                     ----------
     Future net cash flows                            7,478,863

10% annual discount for estimating
timing of cash flow                                  (2,195,657)
                                                     ----------
Standardized measures of discounted
future net cash flows relating to
oil and gas reserves                                $ 5,283,206
                                                     ==========

     The following reconciles the change in the standardized measure of discounted future net cash flows during the year ended December 31, 2004:

                                                    December 31,
                                                        2004
Beginning of period                                 $ 4,954,209
Sales of gas, net of production costs                (  463,061)
Development costs                                       241,589
Accretion of discount                                   550,469
                                                      ---------
End of period                                       $ 5,283,206
                                                     ==========

NOTE  4  -  CONTINGENCIES

          In the ordinary course of business, the L-H Gas Unit could be subject to various claims and litigation. Management would vigorously defend its legal position if and when these matters arise. Operator's insurance coverage is maintained which management believes is adequate to provide against a material loss in the event of an unfavorable outcome.

(B)  PRO  FORMA  FINANCIAL  INFORMATION:

     The following unaudited pro forma financial information reflects New Century's results of operations as if the three acquisitions of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells ("L-H Gas Unit") had occurred on January 1, 2005. The pro forma data is based on historical information and does not necessarily represent the actual results that would have occurred nor is it necessarily indicative of future results of operations.

     The amounts in the New Century Energy Corp. column below are derived from the consolidated balance sheet and statement of operations for the nine months ended September 30, 2005, which include the assets and liabilities of the first and second acquisitions of the L-H Gas Unit acquired June 30, 2005 and September 19, 2005, respectively. However, the third acquisition of the L-H Gas Unit was acquired on January 3, 2006 and therefore the assets and liabilities are not included in the New Century Energy Corp. column below.

     The New Century Energy Corp. column also includes the results of operations of the first acquisition of the L-H Gas Unit for the three months ended September 30, 2005, and the results of operations of the second acquisition of the L-H Gas Unit for eleven days ended September 30, 2005. However, the third acquisition of the L-H Gas Unit was acquired on January 3, 2006 and therefore the revenues and expenses are not included in the New Century Energy Corp. column below.

     The L-H Gas Unit columns below are derived from the historical unaudited "carved out" financial statements of the L-H Gas Unit, which include the balance sheet for the first acquisition as of June 30, 2005, the second acquisition as of September 19, 2005 and the third acquisition as of November 1, 2005, which is the date the third acquisition became probable. The L-H Gas Unit columns also include the results of operations of the first acquisition for the period from January 1, 2005 through June 30, 2005, the second acquisition for the period from January 1, 2005 through September 18, 2005, and the third acquisition for the period from January 1, 2005 through November 1, 2005.

     The historical financial information and the unaudited pro forma combined financial information set forth below should be read in conjunction with the company's consolidated financial statements filed on Form 10KSB/A for the year ended December 31, 2004, and Form 10QSB for the nine months ended September 30, 2005.

     Unaudited pro forma combined consolidated balance sheet as of September 30, 2005.

                      New Century      L-H Gas Unit    L-H Gas Unit     L-H Gas Unit     Pro forma     Pro forma
                      Energy Corp.   1st Acquisition  2nd Acquisition  3rd Acquisition   Adjustment     Combined
                    ---------------------------------------------------------------------------------------------
Assets
Current assets
Cash                    $ 2,547,196     $         -      $               $        -    $(2,547,196)  $         -
Accounts receivable       2,230,673         472,979         664,679         292,029     (1,137,658)    2,522,702
Inventory                    58,358               -                               -              -        58,358
Other assets                387,523         118,610          48,630          89,722       (167,240)      477,245
                          ---------       ---------      ----------       ---------      ---------     ---------
Total current assets      5,223,750         591,589         713,309         381,751     (3,852,094)    3,058,305
                          ---------       ---------      ----------       ---------      ---------     ---------
Oil and gas properties   23,901,913       2,032,329       3,048,569         802,089     (4,090,835)   25,694,065
Less: Accumulated
depreciation and
depletion                (1,324,575)       (527,496)       (744,278)       (208,808)    (1,040,188)   (3,845,345)
                          ---------       ---------      ----------       ---------      ---------     ---------
Total oil and gas
properties               22,577,338       1,504,833       2,304,291         593,281     (5,131,023)   21,848,720
                          ---------       ---------       ---------       ---------      ---------     ---------
Other assets                750,295               -               -               -       ( 98,598)      651,697
                          ---------       ---------       ---------       ---------      ---------     ---------
Total assets            $28,551,383     $ 2,096,422      $3,017,600      $  975,032   $ (9,081,715)  $25,558,772
                         ==========       =========       =========       =========      =========    ==========

Liabilities, Owners' Net Investment and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable        $   581,305     $    35,506      $  224,360      $   70,467   $  1,089,084   $ 2,000,772
Accrued liabilities         987,964               -               -               -              -       987,964
Convertible note         12,560,565               -               -               -      3,205,648    15,766,213
Derivative liabilities    6,885,660               -               -               -              -     6,885,660
                         ----------       ---------       ---------       ---------      ---------    ----------
Total current
  liabilities            21,015,494          35,506         224,360          70,467      4,294,732    25,640,609
                         ----------       ---------       ---------       ---------      ---------    ----------
Asset retirement
obligation                  351,317          13,137           6,686           4,628        (19,823)      355,945
                         ----------       ---------       ---------       ---------       ---------   ----------
Total liabilities        21,366,811          48,643         231,046          75,095      4,274,909    25,996,554
                         ----------       ---------       ---------       ---------      ---------    ----------
Owner's net investment            -       2,047,779       2,786,554         899,937     (5,734,270)            -
                         ----------       ---------       ---------       ---------      ---------    ----------
Stockholders' equity
  (deficit)               7,184,572               -               -               -     (7,622,354)     (437,782)
                         ----------       ---------       ---------       ---------      ---------    ----------
Total liabilities,
owners' net investment
and stockholders'
equity (deficit)        $28,551,383     $ 2,096,422      $3,017,600      $  975,032   $ (9,081,715)  $25,558,772
                         ==========       =========       =========       =========      =========    ==========

     Unaudited pro forma combined consolidated statement of income (loss) for nine months ended September 30, 2005.

                       New Century     L-H Gas Unit    L-H Gas Unit      L-H Gas Unit    Pro forma    Pro forma
                       Energy Corp.   1st Acquisition  2nd Acquisition  3rd Acquisition  Adjustment    Combined
                      ------------------------------------------------------------------------------------------
Revenues                $ 2,656,981      $1,829,673      $2,806,700     $   902,247     $        -   $ 8,195,601
                          =========       =========       =========       =========      =========     =========
Net Income (loss)       $ 1,443,102      $1,318,189      $1,939,240     $   637,256    $(6,350,580)  $(1,012,793)
                          =========       =========       =========       =========      =========     =========
Earnings (loss) per share:
Basic                   $       .03      $      .03      $      .04             .01      $    (.13)   $     (.02)
                                ===             ===             ===             ===            ===           ===
Fully diluted           $       .02      $      .02      $      .03             .01      $    (.13)   $     (.02)
                                ===             ===             ===             ===            ===           ===

     The assumptions used for the Pro forma adjustments to the unaudited condensed consolidated balance sheet for the period ended September 30, 2005 are below.

The pro forma adjustment to Cash:
Interest expense for the Convertible Note financing
   ($15,000,000 x 8% x 3/4  year)                                                    $    (900,000)
Interest expense for the Secured Term Note financing
   ($9,500,000 x 20% x 3/4 year)                                                        (1,425,000)
Third Acquisition                                                                       (1,890,000)
Interest expense paid to Laurus by New Century
    on Convertible Note financing                                                          318,854
                                                                                         ---------
Subtotal                                                                             $  (3,896,146)
Reclass negative cash balance to accounts payable                                        1,348,950
                                                                                         ---------
Pro forma adjustment to Cash                                                         $  (2,547,196)
                                                                                         =========

     The pro forma adjustment for 2005 to accumulated depreciation and depletion relates to the following:

                                       New Century   L-H Gas Unit      L-H Gas Unit     L-H Gas Unit    Pro forma
                                       Energy Corp. 1st Acquisition   2nd Acquisition  3rd Acquisition  Adjustment
                                       ---------------------------------------------------------------------------
Removal of L-H Gas Unit's accumulated
  depletion                            $   369,240    $   527,496     $    744,278      $  208,808   $ 1,849,822
Additional depletion for new cost
  basis                                          -     (1,469,873)      (1,017,267)     $ (402,870)   (2,890,010)
                                       -----------      ---------        ---------       ---------     ---------
Pro forma adjustment for 2005 to
  accumulated depreciation and
  depletion                            $   369,240    $(  942,377)     $  (272,989)     $ (194,062)  $(1,040,188)
                                       ===========      =========        =========       =========     =========

     A pro forma adjustment to decrease "Other assets" by $98,598 relates to the amortization of deferred loan costs for the nine months ending September 30, 2005.

     The pro forma adjustment of $3,205,648 to the convertible note relates to $3,097,394 for the amortization of the derivative liabilities acquired due to the freestanding and embedded derivatives issued along with the $15,000,000 convertible note, as well as the amortization of the deferred loan costs for $108,254.

     The cumulative pro forma adjustment of ($7,622,354) to Stockholders' equity relates to the following adjustments:

Interest expense for the Convertible Note financing
   ($15,000,000 x 8% x   year)                                    $    (900,000)
Interest expense for the Secured Term Note financing
   ($9,500,000 x 20% x  year)                                        (1,425,000)
Interest expense paid to Laurus by New Century
    on Convertible Note financing                                       318,854
Interest expense relating to the amortization of
  the deferred loan costs                                              (206,852)
Amortization of discount on derivative liabilities                   (3,097,394)
Cumulative step up of depletion for 2004 and 2005                    (2,311,962)
                                                                     ----------
Total pro forma adjustment to Stockholders' equity (deficit)      $  (7,622,354)
                                                                     ==========


     The assumptions used for the pro forma adjustment to the condensed consolidated statement of income (loss) for the nine months ended September 30, 2005 are below.

Interest expense for the Convertible Note financing
   ($15,000,000 x 8% x   year)                                    $   (900,000)
Interest expense for the Secured Term Note financing
   ($9,500,000 x 20% x  year)                                       (1,425,000)
Interest expense paid to Laurus by New Century
    on Convertible Note financing                                      318,854
Additional depletion due to the stepped up basis
   for the acquisition of the L-H Gas Unit                          (1,040,188)
Interest expense relating to the amortization of
   the discount from derivative liabilities for the
   Convertible Note                                                 (3,097,394)
Interest expense relating to the amortization of
  the deferred loan costs                                             (206,852)
                                                                     ---------
Pro forma adjustment for the unaudited condensed
consolidated statement of income (loss)
for nine months ended September 30, 2005.                         $ (6,350,580)
                                                                     =========

     The following unaudited pro forma financial information reflects New Century's results of operations as if the three acquisitions of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells ("L-H Gas Unit") had occurred on January 1, 2004. The pro forma data is based on historical information and does not necessarily represent the actual results that would have occurred nor is it necessarily indicative of future results of operations.

     Unaudited pro forma combined consolidated balance sheet as of December 31, 2004.

                        New Century    L-H Gas Unit     L-H Gas Unit      L-H Gas Unit    Pro forma     Pro forma
                        Energy Corp.  1st Acquisition  2nd Acquisition  3rd Acquisition  Adjustment     Combined
                      ---------------------------------------------------------------------------------------------
Assets
Current assets
Cash                    $   452,781     $         -      $  573,747      $        -     $(1,026,528)    $        -
Accounts receivable          93,340         748,505               -         138,491                        980,336
Inventory                    65,703               -               -               -               -         65,703
Other assets                 64,384         113,565         118,757          98,168                        394,874
                          ---------       ---------      ----------      ----------       ---------     ----------
Total current assets        676,208         862,070         692,504         236,659      (1,026,528)     1,440,913
                          ---------       ---------      ----------      ----------       ---------     ----------
Oil and gas properties    2,797,769       1,397,601       1,728,234         408,235      17,987,180     24,319,019
Less: Accumulated
depreciation and
depletion                  (760,841)       (235,328)       (240,997)        (52,632)       (885,124)    (2,174,922)
                          ---------       ---------      ----------      ----------       ---------     ----------
Total oil and gas
properties                2,036,928       1,162,273       1,487,237         355,602      17,102,056     22,144,097
Other assets                  2,869               -               -               -         387,393        390,262
                          ---------       ---------       ---------      ----------       ---------     ----------
Total assets            $ 2,716,005     $ 2,024,343      $2,179,741     $   592,262     $16,462,921    $23,975,272
                         ==========       =========       =========      ==========      ==========     ==========

Liabilities, Owners' Net Investment and Stockholders' Equity (deficit)

Current liabilities
Accounts payable       $    253,115     $   110,519      $  129,236     $    55,694     $ 1,018,628     $1,567,192
Accrued liabilities         779,848               -               -               -               -        779,848
Notes payable               776,158               -               -               -               -        776,158
Convertible note                  -               -               -               -      11,750,000     11,750,000
Derivative liabilities            -               -               -               -      11,722,845     11,722,845
                         ----------       ---------       ---------      ----------       ---------     ----------
Total current
  liabilities             1,809,121         110,519         129,236          55,694      24,491,473     26,596,043
                         ----------       ---------       ---------      ----------       ---------     ----------
Long Term Liabilities
Notes payable,
less current portion of
  note and less discount
  for derivative of
  $8,191,000                     -               -               -               -       4,559,000      4,559,000
Asset retirement
Obligation                  293,816           9,750           3,975           2,752               -        310,293
                         ----------       ---------       ---------      ----------       ---------     ----------
Total liabilities         2,102,937         120,269         133,211          58,446      29,050,473     31,465,336
                         ----------       ---------       ---------      ----------      ----------     ----------
Owner's net investment            -       1,904,074       2,046,530         533,816      (4,484,420)             -
                         ----------       ---------       ---------      ----------       ---------     ----------
Stockholders' equity
   (deficit)                613,068               -               -               -      (8,103,132)    (7,490,064)
                         ----------       ---------       ---------      ----------       ---------     ----------
Total liabilities,
owners' net investment
and stockholders'
equity (deficit)        $ 2,716,005     $ 2,024,343      $2,179,741     $   592,262     $16,462,921    $23,975,272
                         ==========       =========       =========      ==========      ==========     ==========

     Unaudited pro forma combined consolidated statement of income (loss) for year ended December 31, 2004.

                        New Century     L-H Gas Unit     L-H Gas Unit     L-H Gas Unit    Pro forma     Pro forma
                        Energy Corp.   1st Acquisition  2nd Acquisition  3rd Acquisition  Adjustment     Combined
                      ---------------------------------------------------------------------------------------------
Revenues                $ 2,105,581       $2,207,328      $2,155,851      $ 520,378     $         -    $ 6,989,138
                          =========       ==========      ==========       ========      ==========      =========
Net Income (loss        $(3,991,550)      $1,743,623      $1,677,343      $ 410,429     $(9,261,309)   $(9,421,464)
                          =========       ==========      ==========       ========      ==========      =========
Earnings (loss) per share:
Basic                   $      (.11)     $      .05      $      .04             .01       $    (.25)  $       (.25)
                                ===             ===             ===             ===             ===            ===
Fully diluted           $      (.11)     $      .05      $      .04             .01       $    (.25)  $       (.25)
                                ===             ===             ===             ===             ===            ===

     The assumptions used for the pro forma adjustments to the unaudited condensed consolidated balance sheet as of December 31, 2004 are below.

The pro forma adjustment to Cash includes the following:

Convertible Note                                                  $  15,000,000
Secured Term Note                                                     9,500,000
First acquisition of L-H Gas Unit                                   (11,000,000)
Cash paid for loan closing costs for First acquisition of L-H
 Gas Unit                                                            (1,204,596)
Second acquisition of L-H Gas Unit                                   (8,750,000)
Cash paid for loan closing costs for Second acquisition of L-H
 Gas Unit                                                              (600,560)
Third Acquisition                                                    (1,890,000)
Interest expense for the Convertible Note financing
   ($15,000,000 x 8% x 1 year)                                       (1,200,000)
Interest expense for the Secured Term Note financing
   ($9,500,000 x 20% x 1 year)                                       (1,900,000)
                                                                      ---------
Subtotal                                                          $  (2,045,156)
Reclass negative cash balance to accounts payable                     1,018,628
                                                                      ---------
Pro forma adjustment to Cash                                      $  (1,026,528)
                                                                      =========

     A pro forma adjustment to "Oil and gas properties" of $17,987,180 is needed to increase the basis of the L-H Gas Unit to the net assets acquired of $22,144,097. This includes the following:

                                                                                         Pro forma
                                                                                         Adjustment
                                                                                        -----------
Cash paid to acquire first acquisition of L-H Gas Unit                               $  11,000,000
Cash paid to acquire second acquisition of L-H Gas Unit                                  8,750,000
Cash paid to acquired third acquisition of L-H Gas Unit                                  1,890,000
Stock issued in connection with first
  acquisition of L-H Gas Unit                                                              831,600
                                                                                        ----------
Amount paid for the three acquisitions                                                  22,471,600
Less net assets acquired                                                                (4,484,420)
                                                                                        ----------
Net increase in oil and gas properties                                               $  17,987,180
                                                                                        ==========

     The pro forma adjustment to Accumulated depreciation and depletion relates to the following:

                                             L-H Gas Unit      L-H Gas Unit       L-H Gas Unit         Pro forma
                                            1st Acquisition    2nd Acquisition    3rd Acquisition     Adjustment
                                       --------------------------------------------------------------------------
Depletion for the three acquisitions
  at new cost basis                           $  (721,956)     $  (585,391)       $ (106,734)        $ 1,414,081
Removal of depletion for historical
acquisitions                                      235,328          240,997            52,632            (528,957)
                                                ---------        ---------          --------           ---------
Pro forma adjustment to Accumulated
  depreciation and depletion                  $(  486,628)     $  (344,394)       $  (54,102)         $ (885,124)
                                                =========        =========          ========            =========


     A pro forma adjustment to "Other assets" of $387,393 relates to deferred loan costs for the Convertible Note and Secured Term Note.

                                                                                         Pro forma
                                                                                         Adjustment
                                                                                         ----------
Deferred Loan Costs on Convertible Note for first acquisition of L-H Gas Unit              629,596
Deferred Loan Costs for Secured Term Note the second acquisition of L-H Gas Unit           205,560
Amortization of Deferred Loan Cost for first acquisition of L-H Gas Unit                  (242,203)
Amortization of Deferred Loan Cost for second acquisition of L-H Gas Unit                 (205,560)
                                                                                         ---------
Proforma adjustment to "Other assets"                                                   $  387,393
                                                                                         =========

     The pro forma adjustments for the notes payable issued by New Century in order to pay for the assets acquired.

                                                                                         Pro forma
                                                                                         Adjustment
                                                                                        -----------
Adjustment for Convertible Note, current portion                                       $ 2,250,000
Adjustment for Secured Term Note                                                         9,500,000
                                                                                        ----------
Pro forma adjustment for the current portion of notes payable                          $11,750,000
                                                                                        ==========

Adjustment for Convertible Note, less current portion                                  $12,750,000

Adjustment for discount for Laurus closing costs                                          (970,000)
Adjustment for amortization of the discount on Laurus closing costs                        616,261
Adjustment for discounts on derivative liabilities                                     (12,049,422)
Adjustment for amortization of discounts on derivative liabilities                       4,212,161
                                                                                         ---------
Less Discount on Convertible Note                                                      ( 8,191,000)
Pro forma adjustments to notes payable, less the
  current portion for the L-H Gas Unit Financing                                       $ 4,559,000
                                                                                        ==========

     The pro forma adjustment $11,722,845 relates to the derivative liabilities acquired due to the freestanding and embedded derivatives issued along with the $15,000,000 convertible note.

     The pro forma adjustment to Stockholders' equity is comprised of the following:

                                             L-H Gas Unit       L-H Gas Unit       L-H Gas Unit        Pro forma
                                            1st Acquisition    2nd Acquisition    3rd Acquisition     Adjustment
                                       --------------------------------------------------------------------------
Adjustment to eliminate L-H Gas Unit's
Owners' net investment                        $(1,904,074)     $ (2,046,530)       $ (533,816)      $ (4,484,420)
                                                =========         =========          ========          =========

Adjustment for common stock issued in
  connection with  first acquisition              831,600                -                               831,600
Additional depletion                             (486,628)         (344,394)          (54,102)          (885,124)
Amortization of discount on
  derivative liabilities                       (4,212,161)                -                           (4,212,161)
Interest expense                               (1,200,000)       (1,900,000)                          (3,100,000)
Interest expense relating to the amortization of
  the deferred loan costs                        (463,464)         (600,560)                          (1,064,024)
Beneficial conversion feature of the
  the ECS Warrant                                 326,577                 -                 -            326,577
                                               ----------         ---------           -------          ---------
Pro forma adjustment to Stockholders' equity  $(5,204,076)     $ (2,844,954)       $  (54,102)      $ (8,103,132)
                                               ==========         =========          ========          =========

     The assumptions used for the pro forma adjustment to the condensed consolidated statement of income (loss) for the year ended December 31, 2004 are below.

Interest expense for the Convertible Note financing
   ($15,000,000 x 8% x 1 year)                                    $  (1,200,000)
Interest expense for the Secured Term Note financing
   ($9,500,000 x 20% x 1 year)                                       (1,900,000)
Additional depletion due to the stepped up basis
   for the acquisition of the L-H Gas Unit                             (885,124)
Interest expense relating to the amortization of
   the discount from derivative liabilities for the
   Convertible Note                                                  (4,212,161)
Interest expense relating to the amortization of
  the deferred loan costs                                            (1,064,024)
                                                                      ---------
Pro forma adjustment for the unaudited condensed
consolidated statement of income (loss)
for the year ended December 31, 2004                                $(9,261,309)
                                                                      =========

EXHIBITS:

10.1(1)     Securities  Purchase  Agreement

10.2(1)     Secured  Convertible  Term  Note

10.3(1)     Common  Stock  Purchase  Warrant

10.4(1)     Master  Security  Agreement

10.5(1)     Registration  Rights  Agreement

10.6(1)     Option  Agreement

10.7(2)     September  2,  2005  Purchase  and  Sale  Agreement

10.8(3)     Securities  Purchase  Agreement

10.9(3)     Secured  Term  Note

10.10(3)    Reaffirmation  and  Ratification  Agreement

10.11(3)    Funds  Escrow  Agreement

10.12(3) Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production in Wharton County, Texas

10.13(3) Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production in McMullen County, Texas

10.14(3) Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production in Matagorda County, Texas

10.15(4)    Purchase  and  Sale  Agreement  dated  November 1, 2005 and exhibits

10.16(4)    Amendment  to Purchase  and  Sale  Agreement  dated November 2, 2005

10.17(4)    Amendment  Agreement  to  June  2005  Securities  Purchase Agreement

(1) Filed as exhibits to our Report on Form 8-K filed with the Commission on July 8, 2005, and incorporated herein by reference.

(2) Filed as exhibit 10.1 to our Report on Form 8-K filed with the Commission on September 7, 2005, and incorporated herein by reference.

(3) Filed as exhibits to our Report on Form 8-K filed with the Commission on September 21, 2005, and incorporated herein by reference.


(4) Filed as exhibits to our Report on Form 8-K filed with the Commission on November 7, 2005, and incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEW  CENTURY  ENERGY  CORP.

                                         /s/  Edward  R.  DeStefano
                                         ---------------------------
                                         Edward  R.  DeStefano,
                                         President


Date:  January 17, 2006